CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Trustees and Shareholders
Evergreen Municipal Trust:


     We consent to the use of our report dated October 8, 1999 for Evergreen Florida High Income Municipal Bond Fund, Evergreen Florida Municipal Bond Fund, Evergreen Georgia Municipal Bond Fund, Evergreen Maryland Municipal Bond Fund, Evergreen North Carolina Municipal Bond Fund, Evergreen South Carolina Municipal Bond Fund and Evergreen Virginia Municipal Bond Fund, portfolios of Evergreen Municipal Trust, incorporated herein by reference and to the reference to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "INDEPENDENT AUDITORS" in the Statement of Additional Information.


/s/KPMG LLP

KPMG LLP
Boston, MA
December 22, 1999



                         SUPPLEMENT TO THE PROSPECTUSES
                                       OF
                      EVERGREEN SELECT FIXED INCOME FUNDS
                         EVERGREEN SELECT EQUITY FUNDS
                      EVERGREEN SELECT MONEY MARKET FUNDS
                      EVERGREEN STATE MUNICIPAL BOND FUNDS
                 EVERGREEN SOUTHERN STATE MUNICIPAL BOND FUNDS
                     EVERGREEN NATIONAL MUNCIPAL BOND FUNDS
                        EVERGREEN DOMESTIC GROWTH FUNDS
                            EVERGREEN BALANCED FUNDS
                       EVERGREEN GROWTH AND INCOME FUNDS
                EVERGREEN INTERMEDIATE AND LONG TERM BOND FUNDS
                EVERGREEN SHORT AND INTERMEDIATE TERM BOND FUNDS
                EVERGREEN INTERNATIONAL AND GLOBAL GROWTH FUNDS
                          EVERGREEN MONEY MARKET FUNDS
                     EVERGREEN PERPETUAL INTERNATIONAL FUND
                       EVERGREEN EQUITY AND INCOME FUNDS

                            (the "Evergreen Funds")


     The table under the section titled How to Buy Shares of each Evergreen Funds' prospectus is supplemented as follows:

     Systematic Investment Plan (SIP)

     Evergreen Investment Services, Inc. (EIS) will fund the minimum %50 initial investment in Evergreen Fund shares for customers of First Union enrolling in a SIP that are eligible under the Five Star Program. To be eligible for the Five Star Program customers of First Union must meet certain minimum thresholds on various accounts. The Five Star Program is limited to one per household. This limitation does not apply to custodial accounts. The Evergreen Funds may cease participation in this prgram at any time. If the trade is redeemed or cancelled within 90 days of initial investment, EIS reserves the right to reclaim the original $50 investment.


November 15, 1999                                                551358(11/99)